Exhibit 99.1

RISK FACTORS

The following are updates to risk factors that were previously disclosed by the Partnership in its Annual Report on Form 10-K to reflect the Partnership’s conversion from a Delaware limited partnership to a Texas limited partnership. These risk factors should be read in conjunction with the risk factors described in “Part I – Item 1A. Risk Factors” of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 17, 2026.

The Partnership Agreement restricts the remedies available to our unitholders for actions taken by the General Partner that otherwise might constitute breaches of fiduciary duty.

The Partnership Agreement contains provisions that restrict the remedies available to unitholders for actions taken by the General Partner that otherwise might constitute breaches of fiduciary duty under state fiduciary duty law. For example, the Partnership Agreement:

•

provides that whenever the General Partner makes a determination or takes, or declines to take, any other action in its capacity as the General Partner, the General Partner is required to make such determination, or take or decline to take such other action, in good faith, and will not be subject to any higher standard imposed by the Partnership Agreement, Texas law, or any other law, rule, or regulation, or at equity;

•

provides that the General Partner will not have any liability to us, or our unitholders, for decisions made in its capacity as general partner so long as such decisions are made in good faith, meaning that it believed that the decisions were in the best interest of the Partnership;

•

provides that the General Partner and its officers and directors will not be liable for monetary damages to us, our limited partners or their assignees resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the General Partner or its officers and directors, as the case may be, acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

•

provides that the General Partner will not be in breach of its obligations under the Partnership Agreement or its fiduciary duties to us or our unitholders if a transaction with an affiliate or the resolution of a conflict of interest is:

•	approved by the conflicts committee of the Board, although the General Partner is not obligated to seek such approval;

•	approved by the vote of a majority of our outstanding common units, excluding any common units owned by the General Partner and its affiliates;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

In a situation involving a transaction with an affiliate or a conflict of interest, any determination by the General Partner must be made in good faith. If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the conflicts committee and the Board determines that the resolution or course of action taken with respect to the affiliate transaction or conflict of interest satisfies either of the standards set forth in the last two bullets above, then it will be conclusively deemed that, in making its decision, the Board acted in good faith.

Unitholders may not have limited liability if a court finds that limited partner actions constitute control of our business.

Under Texas law, unitholders could be held liable for our obligations to the same extent as a general partner if a court determined that the right of limited partners to remove our General Partner or to take other action under the Partnership Agreement constituted participation in the “control” of our business. Additionally, under Texas law, the General Partner has unlimited liability for the obligations of the Partnership, such as our debts and environmental liabilities, except for those contractual obligations of the Partnership that are expressly made without recourse to the General Partner.

The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the states in which we do business. Unitholders could have unlimited liability for obligations of the Partnership if a court or government agency determined that (i) we were conducting business in a state, but had not complied with that particular state’s partnership statute; or (ii) a unitholder’s right to act with other unitholders to remove or replace the General Partner, to approve some amendments to the Partnership Agreement, or to take other actions under the Partnership Agreement constituted “control” of our business.

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 153.112 of the Texas Business Organizations Code (the “TBOC”), we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. The TBOC provides that limited partners who received the distribution and who knew at the time of the distribution that it violated Texas law will be liable to the limited partnership for the distribution amount. Liabilities to partners on account of their interest in the Partnership and liabilities that are nonrecourse to the Partnership are not counted for purposes of determining whether a distribution is permissible.

Our Partnership Agreement designates the Business Court in the First Business Court Division of the State of Texas as the exclusive forum for certain types of actions and proceedings that may be initiated by our unitholders, which would limit our unitholders’ ability to choose the judicial forum for disputes with us or our general partner’s directors, officers, or other employees.

Our Partnership Agreement provides that, with certain limited exceptions, the Business Court in the First Business Court Division of the State of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction) shall be the exclusive forum for any claims, suits, actions, or proceedings (i) arising out of, or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement), any partnership interest or the duties, obligations, or liabilities among limited partners or of limited partners, or the rights or powers of, or restrictions on, the limited partners or us, (ii) asserting a claim arising out of any other instrument, document, agreement, or certificate contemplated by any provision of the TBOC relating to the Partnership or the Partnership Agreement, (iii) asserting a claim against us arising pursuant to any provision of the TBOC, or (iv) arising out of the federal securities laws of the U.S. or securities or anti-fraud laws of any governmental authority.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based on federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents has been challenged in legal proceedings, and it is possible that a court could find the choice of forum provisions contained in our Partnership Agreement to be inapplicable or unenforceable, including with respect to claims arising under the U.S. federal securities laws. This exclusive forum provision may limit the ability of a limited partner to commence litigation in a forum that the limited partner prefers, or may require a limited partner to incur additional costs in order to commence litigation in Texas, each of which may discourage such lawsuits against us or our General Partner’s directors or officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could negatively affect our business, results of operations, and financial condition.

Tax Risks to Common Unitholders

Our tax treatment depends on our status as a partnership for federal income tax purposes. If the IRS were to treat us as a corporation for federal income tax purposes or if we were to become subject to material additional amounts of entity-level taxation for state tax purposes, then our cash available for distribution would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our common units largely depends on us being treated as a partnership for federal income tax purposes. We have not requested a ruling from the IRS on this or any other tax matter affecting us.

Despite the fact that we are a limited partnership under Texas law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for federal income tax purposes. Although we do not believe based on our current operations that we are or will be so treated, a change in our business or a change in current law could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, and likely would pay state and local income tax at varying rates. Distributions generally would be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits would flow through to you. Because taxes would be levied on us as a corporation, our cash available for distribution also would be substantially reduced. Therefore, if we were treated as a corporation for federal income tax purposes, there would be a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our common units.

Changes in current state law may subject us to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, and other forms of taxation. For example, we are required to pay the Texas Margin Tax on our gross income apportioned to Texas. Imposition of any similar taxes by any other state may reduce the cash available for distribution substantially, and therefore, negatively impact the value of an investment in our common units.